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Exhibit 11(a)
- - -------------

Statement re computation of earnings per share.







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
                               EXHIBIT 11(a)
                               -------------

                              GROSSMAN'S INC.

                     COMPUTATION OF EARNINGS PER SHARE
                   (in thousands, except per share data)

                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                   JUNE 30,                 JUNE 30,
                              --------------------    --------------------
                                1994        1993        1994        1993
                                ----        ----        ----        ----
Net income (loss) for
primary and fully diluted
earnings per share            $ 6,454     $ 5,683     $(1,373)    $(2,491)
                              ========    ========    ========    ========

Weighted average number
  of shares outstanding        25,760      25,673      25,743      25,645

Net effect of dilutive
  stock options                   374         448          -           -
                             --------    --------    --------    --------

Total weighted average
  shares outstanding and
  common stock equivalents
  used in primary
  calculation of earnings
  per share                    26,134      26,121      25,743      25,645

Additional dilution from
  stock options                    -           -           -           -
                              --------    --------    --------    --------

Total weighted average
  shares outstanding and
  common stock equivalents
  used in fully diluted
  calculation of earnings
  per share                    26,134      26,121      25,743      25,645
                              ========    ========    ========    ========


Primary earnings (loss)
  per share                     $0.25       $0.22       $(0.05)    $(0.10)
                              ========    ========     ========   ========

Fully diluted earnings
  (loss) per share              $0.25       $0.22       $(0.05)    $(0.10)
                              ========    ========     ========   ========


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